      As filed with the Securities and Exchange Commission on April 2, 2002
                                                     Registration No. 333- _____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                AGCO CORPORATION
             (Exact name of registrant as specified in its charter)

            DELAWARE                                            58-1960019
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                             Identification No.)

                            4205 RIVER GREEN PARKWAY
                              DULUTH, GEORGIA 30096
   (Address, including zip code, of registrant's principal executive offices)


                      AGCO CORPORATION AMENDED AND RESTATED
                       LONG-TERM INCENTIVE PLAN (LTIP III)

                            (Full title of the plan)

                               ------------------

                                STEPHEN D. LUPTON
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                 4205 RIVER GREEN PARKWAY, DULUTH, GEORGIA 30096
                                 (770) 813-9200
 (Name, address and telephone number, including area code, of agent for service)

                               ------------------
                                 With copies to:

                           W. BRINKLEY DICKERSON, JR.
                              TROUTMAN SANDERS LLP
                     600 PEACHTREE STREET, N.E. - SUITE 5200
                           ATLANTA, GEORGIA 30308-2216

--------------------------------------------------------------------------------------------------------------------
                                       CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
                                                           Proposed maximum       Proposed
       Title of each class of             Amount to be    offering price per   maximum aggregate       Amount of
     securities to be registered          registered(1)        share(2)        offering price(2)    registration fee
--------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share  1,250,000 shares      $ 21.87          $ 27,337,500         $ 2,515.05
--------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate number of additional shares that may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 (h) based on the average of the high and low price per share of Registrant's common stock as reported on the New York Stock Exchange on March 26, 2002.

         Part I -- Information Required in the Section 10(a) Prospectus


         The documents constituting Part I of this registration statement have been or will be sent or given to participants in the AGCO Corporation Amended and Restated Long-Term Incentive Plan (the "Plan") as specified by Rule 428
(b)(1) under the Securities Act. These documents and the documents incorporated by reference into this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

         Upon written or oral request, AGCO Corporation (the "Company") will provide, without charge, the documents incorporated by reference in Item 3 of
Part II of this registration statement. The Registrant will also provide, without charge, upon written or oral request, other documents required to be delivered to employees pursuant to Rule 428(b) under the Securities Act. Requests for the above mentioned information should be directed to the Chief Financial Officer, AGCO Corporation, 4205 River Green Parkway, Duluth, Georgia 30096, telephone number (770) 813-9200.

          Part II -- Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

           The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference into this registration statement as of their respective dates of filing:

         (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001;

         (b) all reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 2001; and

         (c) the description of the Company's Common Stock, par value $0.01, contained in the Company's Registration Statement on Form 8-A dated March 17, 1992, including any amendment or report filed for the purpose of updating such description.

         All documents filed subsequent to the date of this registration statement by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which deregisters any securities then remaining unsold, shall also be deemed to be incorporated by reference in this registration statement and to be a part hereof from their respective dates of filing.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

         Not applicable.

Item 5. Interests of Named Experts and Counsel.

         Not applicable.

Item 6. Indemnification of Directors and Officers.

         The Company is a Delaware corporation. Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where a present or former officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify such person against the expenses (including attorneys' fees) which such person actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's bylaws, agreement, vote or otherwise.

         Article XI of the Company's Bylaws provides in regard to indemnification of directors and officers as follows:

                  1. Definitions. As used in this article, the term "person" means any past, present or future director or officer of the corporation or a designated officer of an operating division of the corporation.

                  2. Indemnification Granted. The corporation shall indemnify, defend, and hold harmless against all liability, loss and expenses (including attorneys' fees reasonably incurred), to the full extent and under the circumstances permitted by the Delaware General Corporation Law of the State of Delaware in effect from time to time, any person as defined above, made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer of the corporation or designated officer of an operating division of the corporation, or is or was an employee or agent of the corporation acting as a director, officer, employee or agent of another company or other enterprise in which the corporation owns, directly or indirectly, an equity or other interest or of which it may be a creditor.

                  If a person indemnified herein must retain an attorney directly, the corporation may, in its discretion, pay the expenses (including attorneys' fees) incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this article or otherwise.

                  This right of indemnification shall not be deemed exclusive of any other rights to which a person indemnified herein may be entitled by By-law, agreement, vote of stockholders or disinterested directors or otherwise, and shall continue as to a person who has ceased to be a director, officer, designated officer, employee or agent and shall inure to the benefit of the heirs, executors, administrators and other legal representatives of such person. It is not intended that the provisions of this article be applicable to, and they are not to be construed as granting indemnity with respect to, matters as to which indemnification would be in contravention of the laws of Delaware or of the United States of America whether as a matter of public policy or pursuant to statutory provision.

                  3. Miscellaneous. The board of directors may also on behalf of the corporation grant indemnification to any individual other than a person defined herein to such extent and in such manner as the board in its sole discretion may from time to time and at any time determine.

         Article 7 of the Company's Certificate of Incorporation provides in regard to the limitation of liability of directors and officers as follows:

                  A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law as the same exists or hereafter may be amended or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then, in addition to the limitation or personal liability provided herein, the liability of a director of the corporation shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this paragraph by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.

         The Company's directors and officers are also insured against claims arising out of the performance of their duties in such capacities.

Item 7. Exemption from Registration Claimed.

         Not applicable.

Item 8. Exhibits.

         (A)      The following exhibits are filed as part of this Registration
Statement:

         Exhibit
         Number

           5        Opinion of Troutman Sanders LLP.

         23.1 Consent of Arthur Andersen LLP, independent public accountants, concerning the consolidated financial statements of AGCO Corporation.

         23.2 Consent of Arthur Andersen LLP, independent public accountants, concerning the financial statements of AGCO
                  Finance LLC.

         23.3     Consent of KPMG LLP for the financial statements of AGCO
                  Finance LLC (formerly Agricredit Acceptance LLC).

         23.4 Consent of Troutman Sanders LLP (contained in Exhibit 5 hereto)

         24 Power of Attorney (included in the signature page of this Registration Statement).

         99.1 AGCO Corporation Amended and Restated Long-Term Incentive Plan incorporated by reference to Exhibit 10.3 to AGCO
                  Corporation's Annual Report on Form 10-K for the year ended
                  December 31, 2000.

         99.2     First Amendment to the AGCO Corporation Amended and Restated
                  Long-Term Incentive Plan incorporated by reference to Exhibit
                  10.4 to AGCO Corporation's Annual Report on Form 10-K for the year ended December 31, 2001.

Item 9. Undertakings.

         (a) Rule 415 offerings. The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of any offering.

         (b) Filings incorporating subsequent Exchange Act documents by reference. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Filing of registration statement on Form S-8. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, Georgia, on this 29th day of March, 2002.

                        AGCO CORPORATION



                        By: /s/ Robert J. Ratliff
                            -------------------------------------------------
                            Robert J. Ratliff
                            Chairman, President and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert J. Ratliff, Donald R. Millard and Stephen D. Lupton, and each of them, such person's true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including any post-effective amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this registration statement, as amended, has been signed by the following persons in the capacities indicated below on this 29th day of March, 2002.

                  Signature                                    Title


/s/ Robert J. Ratliff                              Chairman, President and Chief Executive Officer,
-------------------------------------------        Director (Principal Executive Officer)
Robert J. Ratliff



/s/ Donald R. Millard                             Senior Vice President and Chief Financial Officer
-------------------------------------------       (Principal Financial Officer and Principal Accounting Officer)
Donald R. Millard



/s/ Henry J. Claycamp                             Director
------------------------------------------
Henry J. Claycamp



/s/ Wolfgang Deml                                 Director
------------------------------------------
Wolfgang Deml

/s/ Gerald B. Johanneson                                  Director
------------------------------------------
Gerald B. Johanneson



/s/ Anthony D. Loehnis                                    Director
------------------------------------------
Anthony D. Loehnis



/s/ Wolfgang Sauer                                        Director
------------------------------------------
Wolfgang Sauer



/s/ W. Wayne Booker                                       Director
------------------------------------------
W. Wayne Booker



/s/ Curtis E. Moll                                        Director
------------------------------------------
Curtis E. Moll



/s/ David E. Momot                                        Director
------------------------------------------
David E. Momot



/s/ Hendrikus Visser                                      Director
------------------------------------------
Hendrikus Visser